SCHEDULE 14A

                     Information Required in Proxy Statement

Reg. ss. 240.14a-101

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Getty Realty Corp.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

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

                      [Letterhead of Getty(R) Realty Corp.]

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1998
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To the Stockholders of
  GETTY REALTY CORP.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Getty Realty Corp., (hereinafter called the "Company" or "Getty") will be held at 270 Park Avenue, 11th Floor, Conference Room "C," New York, New York, on June 18, 1998 at 3:00 P.M., for the following purposes:

      (1) To elect a Board of five directors to hold office for the ensuing year or until the election and qualification of their respective successors.

      (2)   To adopt an amendment to the Company's 1998 Stock Option Plan.

      (3) To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the fiscal year ended January 31, 1999.

      (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The transfer books of the Company will not be closed, but only stockholders of record at the close of business on April 22, 1998 are entitled to notice of and to vote at this meeting or any adjournments thereof.

      You are cordially invited to attend the meeting. Whether or not you expect to attend, please promptly vote, sign, date and return the enclosed proxy/instruction card in the enclosed U.S. postage-paid envelope. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use and vote in person at the meeting should you so desire.

                                       By Order of the Board of Directors,

                                       /s/ Randi Young Filip

                                       Randi Young Filip
                                       Corporate Secretary

Jericho, New York
April 30, 1998

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PLEASE NOTE--IF YOU DO NOT PLAN TO ATTEND THE MEETING, IT WOULD BE APPRECIATED
IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                               GETTY REALTY CORP.
                  125 JERICHO TURNPIKE, JERICHO, NEW YORK 11753

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                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
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      This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the "Company" or "Getty"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York, on June 18, 1998 at 3:00 P.M., and at any adjournments thereof, for the purpose of electing a Board of Directors, considering the adoption of an amendment to the Company's 1998 Stock Option Plan, ratifying the appointment of independent auditors for the Company, and transacting such other business as may properly come before the meeting.

      On the April 22, 1998 record date for securities entitled to vote at the meeting, the Company had outstanding (excluding shares held in Treasury) 13,564,873 shares of Common Stock and 2,888,799 shares of Preferred Stock. Each such outstanding common share is entitled to one vote and each share of preferred shall be entitled to a vote which is equal to 1.1312 for each share held. In conformity with Maryland law, shares abstaining from voting or not voted on certain matters will not be treated as votes cast with respect to those matters, and, therefore, will not affect the outcome of any such matter.

      This Proxy Statement and form of proxy will be sent to stockholders in an initial mailing on or about April 30, 1998. The date by which proposals of security holders intended to be presented at the next annual meeting must be received by the Company for inclusion in the proxy statement and form of proxy for such meeting is December 31, 1998.

                     FORMATION OF THE COMPANY AND CONVERSION
                             OF SHARES OF OLD GETTY

      The Company was incorporated in Maryland as Getty Realty Holding Corp. on December 23, 1997, for the purpose of effecting the acquisition of Power Test Investors Limited Partnership ("PTI"), which was completed on January 30, 1998 (the "Merger"). Also on January 30, 1998, Getty Realty Holding Corp. changed its name to Getty Realty Corp. Pursuant to the Agreement and Plan of Reorganization and Merger dated as of December 16, 1997, as amended, all of the directors and officers of Getty Realty Corp., a Delaware corporation ("Old Getty") became directors and officers of the Company, in which capacity they presently serve. Each share of common stock of Old Getty was converted into the right to receive one share of Common Stock of the Company ("Getty Common Stock").

      Holders of the Company's Series A Participating Convertible Redeemable Preferred Stock ("Getty Preferred Stock") will be entitled to vote their shares at the Annual Meeting, together with the holders of Getty Common Stock, and will be entitled to 1.1312 votes for each share of Getty Preferred Stock held.

      The Exchange Agent for both Getty Common Stock and the Getty Preferred Stock is Registrar and Transfer Company, Attention: Florence Bogaenko, 10 Commerce Drive, Cranford, NJ 07016, Telephone: (908) 497-2300.

      As a result of the Merger and related transactions, Power Test Investors Limited Partnership was dissolved and Old Getty replaced CLS General Partnership Corp. as the general partner of Power Test Realty Company Limited Partnership.

      All information herein provided for the period prior to January 30, 1998 pertains to Old Getty and the directors and officers of the Company when they were directors and officers of Old Getty.

                                THE DISTRIBUTION

      On March 21, 1997, Getty completed the spinoff of its petroleum marketing assets and business to its common stockholders. In anticipation of the spinoff, Getty transferred such assets and business to its subsidiary Getty Petroleum Marketing Inc. ("Marketing") on January 31, 1997. On March 21, 1997 (the "Distribution Date"), Getty distributed the stock of Marketing to Getty common stockholders on a one-for-one basis (the "Distribution"). In connection with the Distribution, Getty and Marketing entered into certain lease, service, licensing and tax sharing arrangements. See "Certain Transactions."

                              ELECTION OF DIRECTORS

      Five directors are to be elected at the meeting for a term of one year or until their respective successors shall be elected and qualified. The plurality vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the meeting is necessary for the election of the directors.

      It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees named in the table below. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such person, if any, as shall be designated by the Board of Directors. The names of, and certain information with respect to, the persons nominated for election as directors are as follows:

       Name--Age                   Offices Held in Getty and/or Principal
Served as Director Since               Occupations for Past Five Years
------------------------      --------------------------------------------------

Milton Cooper--69             Chairman of the Board of Kimco Realty Corporation,
May 1971                      a real estate investment trust. Served as Vice
                              President of Getty until June 1992. Director,
                              Secretary and Assistant Treasurer of CLS General
                              Partnership Corp., Director of Blue Ridge Real
                              Estate/Big Boulder Corporation, a real estate management and land development firm, and a Trustee of MassMutual Corporate Investors and
                              MassMutual Participation Investors.

Philip E. Coviello--55        Partner of Latham & Watkins, an international law
June 1996                     firm, for more than 5 years. Latham & Watkins has
                              performed legal services for the Company for many years.

Leo Liebowitz--70             President and Chief Executive Officer (CEO) of
May 1971                      Getty. Chairman, Chief Executive Officer and
                              Director of Marketing. Director, President and
                              Treasurer of CLS General Partnership Corp.

Milton Safenowitz--70         Executive Vice President of Getty until his
May 1971                      retirement on February 1, 1990. Director of
                              Marketing. Director, Executive Vice President and
                              Assistant Secretary of CLS General Partnership
                              Corp.

Warren G. Wintrub--64         Retired Partner, former member of the Executive
June 1993                     Committee and Chairman of the Retirement Committee
                              of Coopers & Lybrand, an international
                              professional services organization, for more than 5 years prior to his retirement in January 1992.
                              Director of Chromcraft Revington, Inc., Corporate
                              Property Associates 10 Incorporated and Corporate
                              Property Associates 11 Incorporated.

                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

      Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares.

      The following table sets forth the beneficial ownership of Getty Common Stock and Getty Preferred Stock based on beneficial ownership as of January 31, 1998, as to each person who is (i) a beneficial owner of more than 5% of the outstanding shares of Getty Common Stock or Getty Preferred Stock, (ii) a Getty director, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers, as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days (such as upon exercise of outstanding stock options) because such shares are deemed to be beneficially owned under the SEC rules.

                                  Shares of               Approximate             Shares of          Approximate
                                Common Stock          Percent of Class(1)      Preferred Stock    Percent of Class(1)
                              Beneficially Owned         Common Stock        Beneficially Owned     Preferred Stock
---------------------------------------------------------------------------------------------------------------------
Milton Cooper                     1,054,794(2)                7.78%               217,865(7)                7.54%
Director
c/o Kimco Realty Corporation
333 New Hyde Park Road
New Hyde Park, NY 11042

Philip E. Coviello                   21,238(3)                *                        --                     --
Director

Leo Liebowitz                     2,334,335(4)               17.21%               555,351(8)               19.22%
Director, President and
Chief Executive Officer
c/o Getty Realty Corp.
125 Jericho Turnpike
Jericho, NY 11753

Milton Safenowitz                 2,205,920(5)               16.26%               598,655(9)               20.72%
Director
7124 Queenferry Cr
Boca Raton, FL 33496

Warren G. Wintrub                    47,514(3)                *                        --                     --
Director

John J. Fitteron                    113,396(3)                *                       880                   *
Senior Vice President,
Treasurer and Chief
Financial Officer

Directors and Executive
Officers as a Group
(6 persons)                       5,777,197                  42.15%             1,372,752                  47.48%

Southeastern Asset
Management Inc., et. al           1,223,800(6)                9.02%                    --                     --
6410 Poplar Ave., Suite 900
Memphis, TN 38119

-----------------------

* Total shares beneficially owned constitute less than one percent of the outstanding shares.

(1) The percentage is determined by dividing the numbers of shares shown by the aggregate number of shares outstanding and the shares which may be acquired within 60 days.
(2) Includes 10,311 shares held in a partnership of which he is a partner, 2,013 shares held by his wife for which beneficial ownership is disclaimed and 165,000 shares held by a charitable foundation.

(3) Includes with respect to Messrs. Coviello, Wintrub and Fitteron, options covering 6,582, 22,130 and 112,646 shares, respectively, that are presently exercisable or will become exercisable within 60 days.
(4) Includes 230,977 shares held by his wife for which beneficial ownership is disclaimed and 30,724 shares held by a charitable foundation and 29,825 shares held in Getty's Retirement (401(k)) and Profit Sharing Plan.
(5) Includes 1,514,802 shares held by an Irrevocable Trust for the benefit of Milton Safenowitz, 176,118 shares held by an Irrevocable Trust for the benefit of his wife and 515,000 shares held in The Safenowitz Family Partnership LP of which he is beneficiary.
(6) On February 13, 1998, the Company received a Schedule 13G dated February 4, 1998 filed with the SEC in respect of ownership of an aggregate of 1,223,800 shares of Getty Common Stock by a group comprised of Southeastern Asset Management, Inc., Longleaf Partners Realty Fund (a series of Longleaf Partners Funds Trust) and Mr. O. Mason Hawkins. Each of Southeastern Asset Management, Inc. and Longleaf Partners Realty Fund reported shared voting power and shared dispositive power with respect to all of such shares. Mr. O. Mason Hawkins was included in the group by virtue of his position as Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc. The Company has not attempted to verify independently any of the information contained in the
      Schedule 13G.
(7) Includes 4,321 shares held by a retirement fund of which he is a beneficiary and 17,820 shares held by a charitable foundation of which he is the president. Excludes 56,157 shares held by his wife and 14,720 shares held by his children and grandchildren, as to which he disclaims beneficial ownership.
(8) Includes 75,306 shares held by his wife. Excludes 225,515 shares held by his children, as to which he disclaims beneficial ownership.
(9) Includes 289,156 shares held by The Milton Safenowitz Irrevocable Trust, of which he is the beneficiary and 37,136 shares held by The Marilyn Safenowitz Irrevocable Trust, of which his wife is the beneficiary. Excludes 130,577 shares held by his children, as to which he disclaims beneficial ownership.

             DIRECTORS' MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS

      During the fiscal year ended January 31, 1998, four regular meetings and two special meetings of the Board of Directors of the Company were held. Each director who served as a director of the Company during the fiscal year attended all of the meetings of the Board of Directors of the Company and of the Committees of the Board on which each such director served. The Board of Directors of the Company has certain standing committees, including an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee, the membership and functions of which are described below.

      The Audit Committee, consisting of Messrs. Wintrub (Chairman), Coviello and Safenowitz, met twice last year. The Committee selects the firm of independent public accountants which audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with the accountants and discusses Getty's financial accounting and reporting principles. The Committee also examines the summary reports of the internal auditors for the Company and discusses the adequacy of Getty's financial controls with the accountants and with management.

      The Nominating Committee, consisting of Messrs. Liebowitz (Chairman), Cooper and Safenowitz, met one time last year. The Committee recommends candidates to the Board for election as officers. The Committee recommends nominees for election to the Board and reviews the role, composition and structure of the Board and its committees. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company, in accordance with the provisions of the Company's Bylaws, with the names of such nominees, together with their qualifications for service as a director of the Company.

      The Compensation and Stock Option Committee (the "Compensation Committee"), which met one time last year, consists of Messrs. Cooper (Chairman), Safenowitz and Wintrub. The Compensation Committee administers Getty's Incentive Compensation Plan, Supplemental Retirement Plan and the 1998 Stock Option Plan, and reviews the compensation of the directors and officers of Getty.

Directors' Compensation

      Directors receive annual retainer fees of $12,000, and committee and board meeting fees of $1,000 for each meeting attended. Directors who are employees of the Company do not receive retainers or board meeting fees. Mr. Wintrub received a payment of $75,000 in connection with a special assignment for the Board of Directors structuring and implementing the acquisition of PTI.

      During fiscal 1998 Mr. Safenowitz converted his group life insurance to an individual policy, the premiums of which the Company has agreed to pay on his behalf. During fiscal 1998 the Company made a payment of $13,696 representing the first quarterly payment therefor.

Other Executive Officers

      Other Executive Officers during fiscal 1998 included John J. Fitteron, age 56, Senior Vice President and Chief Financial Officer of Getty since 1986 and Treasurer of Getty since 1994. Management is not aware of any family relationships between any of its directors, nominees or Executive Officers.

                                  COMPENSATION

Executive Compensation

      The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth information about the compensation of the Chief Executive Officer and each of the other Executive Officers of Getty (the "Named Executive Officers") for services in all capacities to Getty and its subsidiaries during the periods indicated.

                                         Annual Compensation                       Long Term
                                    Fiscal Year Ended January 31               Compensation Awards
                                                                        Restricted
                                                          Other Annual     Stock                All Other
                                      Salary      Bonus   Compensation     Awards   Options   Compensation
Name and Principal Position   Year      ($)        ($)        ($)(1)         ($)      (#)        ($)(2)
----------------------------------------------------------------------------------------------------------
Leo Liebowitz                 1998    260,822    250,000                                         36,207
Director,                     1997    404,103    123,400                                         69,843
President and Chief           1996    404,103    263,000                                         59,886
Executive Officer

John J. Fitteron              1998    222,428    225,000                             20,000      46,086
Senior Vice President,        1997    215,775    190,000                             20,000      44,954
Treasurer and Chief           1996    198,296    190,000                             15,000      32,593
Financial Officer

----------
(1) None of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the salary and bonus for such officer.
(2) All other compensation includes Company contributions to the defined contribution retirement profit sharing plan, matching contributions under the Company's 401(k) savings plan, Company contributions to the Supplemental Retirement Plan for executives and term life insurance premiums as follows:

                    Fiscal Year      Defined         Company     Supplemental    Term
                       Ended       Contribution       Match      Retirement      Life
                     January 31  Retirement Plan   401(k) Plan       Plan      Insurance
----------------------------------------------------------------------------------------
Leo Liebowitz           1998         $2,546          $   --         $31,437      $2,224
                        1997          2,373              --          65,246       2,224
                        1996          2,388              --          55,319       2,179

John J. Fitteron        1998          2,546           4,750          34,346       4,444
                        1997          2,373           4,750          33,871       3,960
                        1996          2,388           4,620          23,011       2,574

      In December 1994, the Company entered into agreements (collectively, the "Change of Control Agreements") with its non-director officers and certain key employees, wherein the Company agreed to make certain payments under certain circumstances upon a "change of control" of the Company. Under such circumstances, the Company also agreed that all Getty stock options granted to such officer or key employee would immediately vest, and made provision to allow such individual to exercise his or her options within three years of the "change of control" for the officers, and a shorter period for key employees. In March 1996, the Company amended the Change of Control Agreements to treat a spinoff or similar transaction involving a substantial portion of the Company's marketing or real estate business or assets as a "change of control." Accordingly, a "change of control" for purposes of the Change of Control Agreements occurred on the Distribution Date. On April 8, 1997 the Company formally confirmed to Mr. Fitteron and to each covered employee its obligations under the Change of Control Agreements including a minimum guaranteed annual compensation (the "Guaranteed Salary"). On March 9, 1998 the Change of Control Agreements were further amended, so as to provide that in the event of the termination of an officer or covered employee by the Company for other than cause, or by either party following the assignment to such officer or covered employee of materially less favorable job responsibilities or duties, then for the 24-month period after the date of termination for officers, and a shorter period of time for the covered employees, Getty will make payments to each such individual over the applicable period at an annual rate not less than the Guaranteed Salary, reduced by the amount of compensation, if any, such officer or key employee receives from any other employer during the covered period. In addition, the Company will continue to pay at least the foregoing Guaranteed Salary to Mr. Fitteron and each covered employee as long as he or she remains an employee of the Company.

                                  STOCK OPTIONS

      The following table sets forth as to the Named Executive Officers additional information with respect to the stock options granted during the fiscal year ended January 31, 1998, including the potential realizable value from the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                              Potential Realizable Value
                                                                                at Assumed Annual Rates
                                                                              of Stock Price Appreciation
                        Individual Grants                                          for Option Term (1)
---------------------------------------------------------------------------------------------------------
                                 % of Total
                                    Options
                                  Granted to
                                 Employees in
                                  Fiscal Year   Exercise or
                     Options         Ended       Base Price    Expiration
Name               Granted (#)      1-31-98       ($/Share)       Date            5% ($)          10% ($)
--------------------------------------------------------------------------------------------------------
Leo Liebowitz           --              --               --         --                --               --
John J. Fitteron     20,000          47.1%          21.3125     12/13/07         268,066          679,333

----------
(1) The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the rules of the SEC and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on unknown or volatile factors. If the price of Getty Common Stock appreciates, the aggregate value of Getty Common Stock held by the Company's stockholders will also increase. For example, the aggregate market value of Getty Common Stock on January 31, 1998 was approximately $323,828,000, based upon the market price on that date. If the share price of Getty Common Stock increases by 5% per year, the aggregate market value on January 31, 2008 of the same number of shares would be approximately $527,481,000. If the price of Getty Common Stock increases by 10% per year, the aggregate market value on January 31, 2008 would be approximately $839,926,000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCALYEAR ENDOPTION VALUES

      The following table provides information as to options exercised by each of the Named Executive Officers of Getty during the fiscal year ended January 31, 1998 and the value of options held by such officers at year end measured in terms of the closing price of Getty Common Stock on January 31, 1998.

                                                                                       Value of Unexercised
                                                         Number of Unexercised      In-the-Money Options/SARs
                                                    Options at Fiscal Year End (#)     at Fiscal Year End ($)

                    Shares Acquired        Value              Exercisable/                 Exercisable/
Name                 on Exercise (#)    Realized ($)       Unexercisable (1)             Unexercisable (1)
-------------------------------------------------------------------------------------------------------------
Leo Liebowitz              --                  --                   --                            --
                                                                    --                            --

John J. Fitteron      119,874(2)         3,408,662             112,646                            --
                                                                20,000                        51,250

----------
(1) Pursuant to the Change in Control Agreements, all unexercisable options held on the Distribution Date by the Named Executive Officers became exercisable on the Distribution Date.
(2) Pursuant to the stock option replacement program approved by the Board, Mr. Fitteron undertook a cashless exercise with respect to 58,880 stock options and surrendered 50,157 stock options, for which he received 112,646 replacement options. See "Proposal to Amend the Company's 1998 Stock Option Plan."

Stock Option Plan

      The Company's 1998 Stock Option Plan (the "Stock Option Plan"), which has been approved by the Company's stockholders, authorizes the grant to directors, officers and other key employees of the Company and its subsidiaries of long-term incentive share awards in the form of options ("Options") to purchase shares of the Company's Common Stock. In connection with the Merger, all outstanding stock options under Old Getty's stock option plans were assumed by Getty under the Stock Option Plan effective as of January 30, 1998, and each then outstanding option under the Old Getty stock option plans became options with respect to the Company's Common Stock at such time. The Stock Option Plan is administered by a committee of three members of the Company's Board of Directors (the "Compensation Committee"). The maximum number of shares which may be the subject of outstanding Options under the 1998 Stock Option Plan is 1,100,000 and is subject to further adjustments for stock dividends and stock splits. As of January 31, 1998, 363,553 shares of the Company's Common Stock were issuable upon the exercise of options then outstanding under the Stock Option Plan (including 127,823 shares issuable upon the exercise of options granted to certain officers, directors and key employees of Marketing who were granted options under the Old Getty stock option plans and who retained such options following the Distribution). No grants may be made under the Stock Option Plan after January 30, 2008. The number of remaining shares available for grant under the Stock Option Plan is 736,447 at April 22, 1998.

      The recipients, terms (including price and exercise period) and type of Option to be granted under the Stock Option Plan is determined by the Compensation Committee; however, the Option price per share under the Stock Option Plan generally must be at least equal to the fair market value of a share of the Company's Common Stock (110% of such amount in the case of Incentive Stock Options granted to any individual who owns stock representing more than 10% of the voting power of the Company's Common Stock) on the date the Option is granted. Subject to certain limitations, Options granted under the Stock Option Plan may be either Incentive Stock Options (within the meaning of Section 422(b) of the Internal Revenue Code) or Non-Qualified Stock Options. With certain limited exceptions, Options may not be exercised for a period of 12 months following the grant of the Option and are exercisable in installments as are specified in the Stock Option Plan or the terms of each Option. The exercise period of an Option may not extend more than 10 years following its grant.

Retirement Plans

      The Company has a retirement profit-sharing plan with Deferred 401(k) Savings Plan Provisions (the "Retirement Plan") for employees meeting certain service requirements. Under the terms of the Retirement Plan, the annual discretionary contribution portion of the Retirement Plan is determined by the Board of Directors. For the 401(k) portion of the Retirement Plan, the Board of Directors has elected to contribute to the Retirement Plan for each participating employee an amount equal to 50% of such employee's contribution to the plan but in no event more than 3% of such employee's compensation.

      The Company also has a Supplemental Retirement Plan for Executives (the "Supplemental Plan"). Under the Supplemental Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a participating executive may receive in his trust account an amount equal to 10% of his compensation, reduced by the amount of any contributions allocated to such executive under the Retirement Plan. The amounts paid to the trustee under the Supplemental Plan may be used to satisfy claims of general creditors in the event of the Company's or any of its subsidiaries' bankruptcy. The trustee shall not cause the Supplemental Plan to be other than "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended. An executive's account shall vest in the same manner as under the Retirement Plan and shall be paid upon termination of employment. Under the Supplemental Plan the Board of Directors may during any fiscal year elect not to make any payment to the account of any or all executives.

      Pursuant to a long-standing arrangement, in the event of the death of Mr. Liebowitz, benefits in an amount equal to twelve months' salary will be paid to his estate. In the event of termination of Mr. Liebowitz's employment due to illness or incapacity for a period of one year or longer, benefits equal to twenty-four months' salary will be payable to Mr. Liebowitz.

      Mr. Liebowitz receives an annual pension of $3,500 from a subsidiary's defined benefit retirement plan which was terminated effective October 1, 1985.

Compensation Committee Interlocks and Insider Participation

      As previously noted, the current members of the Compensation Committee are Messrs. Cooper (a former Vice President), Safenowitz (a former Executive Vice President) and Wintrub. Mr. Liebowitz participated in the Compensation Committee until June 19, 1997 and did not participate thereafter. Mr. Liebowitz did not participate in decisions with respect to his own compensation. Messrs. Cooper, Liebowitz and Safenowitz are also the principal stockholders of Marketing, with Messrs. Liebowitz and Safenowitz also serving as directors of Marketing. Mr. Liebowitz serves as Chairman and Chief Executive Officer of Marketing and is a member of the Nominating Committee and the Compensation Committee of the board of directors of Marketing. The Company has certain lease, service, licensing and tax sharing arrangements with Marketing. In addition, Messrs. Cooper, Safenowitz and Liebowitz are also directors and the principal stockholders of CLS General Partnership Corp., which during the fiscal year was the general partner of Power Test Realty Company Limited Partnership, with which the Company has certain lease arrangements. See "Certain Transactions."

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

To Our Stockholders:

      This report addresses the Company's compensation policies with respect to the compensation of the Chief Executive Officer and the other Executive Officers during fiscal 1998. The Compensation and Stock Option Committee (the "Compensation Committee") is responsible for setting and administering the policies which govern the Incentive Compensation Plan, the Retirement Plan, the Supplemental Retirement Plan, the Stock Option Plan and base salary compensation and for determining amounts payable thereunder.

      Compensation of the Company's Executive Officers (with the exception of the Chief Executive Officer) is recommended by the Chief Executive Officer to the Compensation Committee of the Board of Directors, is discussed, reviewed and approved by the full Board, as is the compensation of the Chief Executive Officer. The Company's philosophy is that under its total compensation program the Chief Executive Officer and other executives should: (1) have a greater portion of compensation at risk than other employees and (2) have a significant portion of their compensation tied directly to the performance of the business.

Base Salary

      The base salary program is designed to provide each individual with a salary competitive with salaries paid for similar positions in similar companies. Besides being able to attract and retain capable people, Getty will endeavor to ensure that each individual's compensation will be based on the person's ability, effort and achievement.

      In 1991, in light of the Company's financial results, the Compensation Committee froze the base salary component of the Chief Executive Officer and other Executive Officers. Upon the recommendation of the consultants, the freeze was lifted in June 1993. In December 1997, consistent with the practice of the prior few years, all Executive Officers received a small increase in base salary.

Annual Incentive Awards

      Annual Incentive Awards are provided under the Getty Incentive Compensation Plan ("ICP"). The purpose of the ICP is to promote the achievement of the Company's targeted business objectives by providing competitive incentives to those employees who can impact the Company's performance. The total amount of cash available for annual ICP awards is approved by the Board of Directors after evaluating a combination of criteria, and achievement of specific goals. Awards are based on a combination of Company performance, business unit performance, and individual performance based on specific objectives.

      The Compensation Committee determined that the incentive compensation of the Chief Executive Officer and other Executive Officer (shown under the caption "Bonuses" in the Summary Compensation Table) should be between 82.5% to 115% of the targeted amount each Executive Officer could have received under the ICP for the fiscal year ended January 31, 1998.

Stock Options

      Stock options are granted to encourage and facilitate personal stock ownership by the directors, executives and certain other key employees and thus strengthen their personal commitment to Getty and provide a longer term perspective to their managerial responsibilities. The stock option portion of the compensation program directly links the executive's interests with those of the stockholders. The Compensation Committee's policy is to grant stock option awards based on individual performance and the potential to contribute to the future success of the Company. In December 1997, stock options were awarded to Mr. Fitteron and to certain key employees and directors; no options were granted to Mr. Liebowitz, who has not to date participated in the Stock Option Plan.

      On January 28, 1998, the Board of Directors approved a stock option replacement program (the "Option Replacement Program"), whereby then existing nonqualified stock options, which contained a gross up provision for the payment of federal income and applicable state income taxes, became fully vested and option holders were afforded the opportunity to undertake a cashless stock option exercise by surrendering a sufficient number of options to pay the exercise price for the balance of shares under a stock option grant. Those who elected to participate received the full tax gross up on the shares purchased and received replacement options (without a tax gross up provision) to acquire additional shares with an exercise price per share equal to the then current market price. The Board deemed it in the best interests of the Company to offer the Option Replacement Program so as to reduce the number of stock options outstanding which have the tax gross up feature, the existence of which requires a quarterly charge or credit in the Company's earnings based on the change in the market price of Getty Common Stock.

   Also on January 28, 1998, the Compensation Committee recommended to the Board that the Stock Option Plan be amended to permit the issuance of replacement options to former directors, officers and employees of Old Getty who presently serve as directors, officers and employees of Marketing.

   The Compensation Committee believes that the three components described above provide compensation that is competitive with that offered by other corporations, and effectively links executive and stockholder interest through varied plans that are structured to coincide with the long term vision of Getty.

      In 1993, the Internal Revenue Code was amended to add Section 162(m) denying the federal income tax deduction by publicly held corporations of compensation in excess of $1 million paid to certain executives and highly compensated officers during one taxable year. It is the Company's policy to take this rule into account in setting the compensation of its affected executives. In addition to salaries and bonuses, compensation income recognized upon the exercise of stock options may represent compensation subject to the Section 162(m) limitation. Although it is possible that in any given year, some portion of the compensation paid to a Company executive will not be tax deductible under
Section 162(m), the Compensation Committee believes that portions of the affected executive's total compensation that are performance based are excepted from application of Section 162(m). Deductibility will also depend upon the amount of any bonus paid as an ICP award, upon the market price of the Company's shares on the date stock options are exercised, and the number of options exercised by an executive in any one taxable year.

      The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

April 30, 1998                     Compensation and Stock Option Committee:

                                   Milton Cooper (Chairman)
                                   Milton Safenowitz
                                   Warren Wintrub

                              CERTAIN TRANSACTIONS

Power Test Investors Limited Partnership

      In 1985, PTI was formed as a public master limited partnership and capitalized by a rights offering to all Getty stockholders. PTI was, during fiscal 1998, the limited partner in Power Test Realty Company Limited Partnership (the "Operating Partnership"), which was also formed in 1985 and which purchased the Northeast and Mid-Atlantic petroleum marketing assets of Getty Oil Company from Texaco Inc. The Operating Partnership leased these assets to Getty on a long-term net lease basis.

      CLS General Partnership Corp., a Delaware corporation ("CLS"), was, during fiscal 1998, the sole general partner of both PTI and the Operating Partnership. The three stockholders of CLS, Leo Liebowitz, Milton Safenowitz and Milton Cooper, are also directors, stockholders, and in the case of Mr. Liebowitz, an officer of the Company.

      During fiscal 1998, the Company made net lease payments to the Operating Partnership of approximately $10,032,000 and an additional sum of $989,857 was paid to the Operating Partnership by Getty for properties purchased. The Company received payments of $672,000 from the Operating Partnership for services performed by the Company (including the provision of office space and related services) during fiscal 1998.

      On January 30, 1998, the date of the Merger, the Company acquired all of the limited partnership interests in PTI, PTI was liquidated, and the Company now owns a 99% interest in the Operating Partnership. Getty Properties Corp., a wholly-owned subsidiary of the Company, owns the 1% general partner interest in the Operating Partnership.

Getty Petroleum Marketing Inc.

      As a result of the Distribution, Messrs. Liebowitz, Safenowitz and Cooper each beneficially owns approximately the same percentage of the outstanding common stock of Marketing as he owns of the Company's common stock, without giving effect to the issuance of 5% of Marketing's common stock to an Employee Stock Ownership Plan. See "Beneficial Ownership of Common Stock." Messrs. Liebowitz and Safenowitz serve as directors of Marketing, and Mr. Liebowitz serves as Marketing's Chief Executive Officer.

      In connection with the Distribution, the Company and Marketing entered into a Master Lease Agreement (the "Master Lease") with respect to approximately 1,000 service station and convenience store properties and 10 distribution terminals and bulk plants (including those properties leased by the Company from the Operating Partnership). The initial term of the Master Lease is 15 years (or periods ranging from one to fifteen years with respect to approximately 400 properties leased by Getty from third parties other than the Operating Partnership), and generally provides Marketing with four ten-year renewal options (or with respect to such leased properties, such shorter period as the underlying lease may provide). The Master Lease is a "triple-net" lease, so Marketing is responsible for the cost of all taxes, maintenance, repair, insurance and other operating expenses. Rent for each of the properties was set using the fair market value of each such property, assuming certain environmental conditions for which the Company is responsible. The Company anticipates that it will receive, on an annual basis, net lease payments from Marketing aggregating approximately $57 million which commenced in the fiscal year beginning February 1, 1997.

      The Company and Marketing also entered into a Services Agreement (the "Services Agreement"), under which the Company receives certain administrative and technical services from Marketing and provides certain limited services to Marketing. The Services Agreement expires in March 1999, except that it may be earlier terminated in whole or in part by either party upon 120 days' notice. The net fees paid by the Company during the past fiscal year to Marketing under the Services Agreement was $960,000. The Company presently expects that most of such services will be provided by Marketing for the coming year.

      In addition, the Company and Marketing entered into a Trademark License Agreement providing for an exclusive, royalty-free license to Marketing of certain Getty trademarks, service marks and trade names (including the name "Getty") used in connection with Marketing's business, within the territory specified in the Agreement. The term of the Agreement is 55 years, but in the event that the Master Lease terminates prior thereto, the license will become non-exclusive and Marketing will pay to the Company certain customary signage rental and royalty fees.

      In connection with the Distribution, the Company and Marketing also entered into a Tax Sharing Agreement that defined the parties' rights and obligations with respect to filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or motor fuel taxes relating to the Company's business for tax years prior to and including the Distribution and with respect to certain tax attributes of the Company after the Distribution.

                             STOCK PERFORMANCE GRAPH
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
            Getty (GTY), S&P 500, Old Peer Group and New Peer Group
                      (Performance results through 1/31/98)

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and two peer groups for the period of five years ended January 31, 1998.

                                [CHART OMITTED]

                         1993      1994      1995      1996      1997      1998
--------------------------------------------------------------------------------
Getty Realty Corp.     $100.00   $159.52   $110.71   $126.75   $171.20   $298.28
Standard & Poor's 500  $100.00   $113.14   $113.80   $157.75   $199.67   $253.56
Old Peer Group         $100.00   $140.70   $123.51   $147.58   $171.14   $203.29
New Peer Group         $100.00   $123.35   $117.88   $158.23   $200.56   $228.50
--------------------------------------------------------------------------------
Assumes $100 invested at the close of trading 1/31/93 in Getty Common Stock, Standard & Poor's 500, Old Peer Group and New Peer Group.

*Cumulative total return assumes reinvestment of dividends, and in the case of the Company, includes a special dividend relating to the Distribution.

      The Company has chosen, as its New Peer Group, the following companies:
Franchise Finance Corp. of America, U.S. Restaurant Properties, Inc., Realty Income Corp. and FFPPartners, L.P. The Company has chosen such companies as its New Peer Group because a substantial segment of each of their businesses is as a real estate company that owns and leases commercial properties.

      The Company has selected a different Peer Group than in prior years, since following the Distribution of the Company's petroleum marketing business, it is no longer meaningful to track the Company's performance against that of petroleum marketing companies. The Company has, however, included in the Stock Performance Graph for purposes of historical comparison data relating to the Company's former peer group (the "Old Peer Group"), which includes Ashland, Repsol S.A., Sun Company, E-Z Serve Corporation and FFP Partners, L.P.

      The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

      There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

             PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK OPTION PLAN

Amendment

      The Board of Directors proposes that the Stock Option Plan (the "Plan") be amended to permit the grant of stock options to former directors, officers and employees of Old Getty who presently serve as directors, officers and employees of Marketing. A description of the Plan and the proposed amendment is set forth below and is qualified by reference to the full text of the proposed amendment which is set forth as Exhibit A to this Proxy Statement.

      On January 30, 1998, the Company's stockholders approved the Plan. As of April 1998, the Plan had available a maximum of 736,447 shares remaining for issuance upon the exercise of stock options granted thereunder.

      On January 28, 1998, the Board of Directors approved the Option Replacement Program, whereby then existing nonqualified stock options, which contained a gross up provision for the payment of federal income and applicable state income taxes became fully vested and option holders were afforded the opportunity to undertake a cashless stock option exercise by surrendering a sufficient number of options to pay the exercise price for the balance of shares under a stock option grant. Those who elected to participate received the full tax gross up on the shares purchased and received replacement options to acquire additional shares with an exercise price per share equal to the then current market price. The Board deemed it in the best interests of the Company to offer the Option Replacement Program so as to reduce the number of stock options outstanding which have the tax gross up feature, the existence of which requires a quarterly charge or credit in the Company's earnings based on the change in the market price of Getty Common Stock.

      Twenty-seven option holders elected to participate in the Option Replacement Program, resulting in the grant of replacement options in the aggregate amount of 296,736 shares. The replacement options granted are conditioned on the stockholders' approval and, if approval is not obtained, the replacement options will be null and void as to the Marketing employees who were directors, officers and employees of Getty Petroleum Corp. before the spinoff. Furthermore, 113,506 shares subject to option grants are held by option holders who were directors, officers or employees of Getty Petroleum Corp. before the spinoff and are now directors, officers and employees of Marketing. The amendment would permit the issuance of replacement options to such individuals.

      The Board of Directors believes that it is in the Company's interest to facilitate the Option Replacement Program. Accordingly, the Board of Directors has voted, subject to stockholders approval, to permit the grant of stock options to former directors, officers and employees of Old Getty, who presently serve as directors, officers and employees of Marketing.

Description

      The following summary of certain terms and provisions of the Plan, which describes all material terms and provisions thereof, is qualified in its entirety by reference to the full text of the Plan, a copy of which was filed as
Exhibit 10.1 to the Registration Statement on Form S-4 with the SEC on January 12, 1998 as Registration Number 333-44065.

      The Plan authorizes the grant to directors, officers and other key employees of the Company and its subsidiaries of long-term incentive share awards in the form of options to purchase shares of the Company's Common Stock; no grants may be made under the Plan after January 30, 2008. There are approximately 2 directors, 1 officer and 9 key employees who have received grants under the Plan. The Plan is administered by a committee of three members of the Company's Board of Directors (the "Compensation Committee"). The purpose of the Plan is to benefit the Company by giving directors, officers and other key employees of the Company and its subsidiaries a greater personal interest in the success of the enterprise.

      Options which qualify as Incentive Stock Options under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options which do not qualify for such treatment, may be granted by the Compensation Committee under the Plan. The Option price per share must generally be at least the fair market value of a share of the Company's Common Stock at the time the Option is granted, except that the Option price per share for any Incentive Stock Option granted to any individual who owns stock representing more than 10% of the voting power of the Company's Common Stock must be at least 110% of the fair market value of the Company's Common Stock at the time such Incentive Stock Option is granted. However, the Compensation Committee may grant Non-Qualified Stock Options at a price which is less than the then current market value of the Company's Common Stock. The maximum number of shares that may be granted to any individual in any fiscal year may not exceed 250,000. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise in cash or, if the Compensation Committee so permits, in whole or in part in shares of the Company's Common Stock valued at their fair market value at the date of exercise or by the execution by an optionee of a promissory note for all or a portion of the exercise price on such terms and conditions as the Compensation Committee may impose. With certain limited exceptions, no Option granted under the Plan will be exercisable unless, at the time of such exercise, the optionee is a director or officer of, or in employment with, the Company or a subsidiary following the grant of such Option. An Option shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. Such installments may be cumulative. The expiration date of an Option and the manner in which such Option shall be exercised are determined by the Compensation Committee. With limited exceptions, no shares acquired upon exercise of any Option by any director or officer may be sold, assigned or otherwise transferred until at least six months have elapsed from the date that such Option was granted.

      The Compensation Committee may permit the voluntary surrender of all or a portion of any option granted under the Plan to be conditioned upon the granting to the recipient of a new Option for the same or a different number of shares as the Option surrendered, or may require surrender of all or a portion of any Option granted under the Plan as a condition precedent to a grant of a new Option to such recipient. Such new Option will be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Compensation Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered. Shares subject to outstanding Options that are surrendered will, upon surrender, no longer be charged against the maximum number of shares available under the Plan. Such surrender may be desirable if the market value of the Company's Common Stock has fallen below the exercise price of the outstanding Options. Through such surrender recipients would be provided with the new Options at current market values, thereby restoring the incentive nature of such Options.

      The aggregate number of shares of the Company's Common Stock which may be made the subject of Options pursuant to the Plan shall not exceed 1,100,000 shares of which options with respect to 349,236 shares have been granted. The aggregate fair market value of stock (determined at the time of grant) for which an optionee may exercise Incentive Stock Options for the first time during any calendar year may not exceed $100,000. The Plan provides that the Compensation Committee may make equitable adjustments in the terms of Options and the maximum number of shares available under the Plan in the event of certain corporate events, such as reorganizations, mergers or recapitalizations. The Plan may be amended by the Board of Directors at any time, provided that, without the approval of the holders of a majority of the Company's Common Stock, no amendment may be made which (i) increases the maximum number of shares available under the Plan, (ii) changes the class of directors, officers or employees eligible to receive Options under the Plan, (iii) reduces the minimum purchase price of such Options, or (iv) materially increases the benefits accruing to participants under the Plan. The closing price of the Company's Common Stock on the New York Stock Exchange on January 31, 1998 was $23.875.

Federal Income Tax Consequences

      The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Plan, and is intended for general information only. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. Depending on the interaction of Section 83(a) of the Code with the provisions of the Rule 16b-3 under the Exchange Act which apply to the Plan at the time of the grant of options, the tax consequences to persons subject to
Section 16 of the Exchange Act may be different from the general consequences described below.

Section 162(m). Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total annual compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) paid for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based exception if the awards are made by a qualifying compensation committee under a plan that has been approved by the Company's stockholders, if the plan states the maximum number of shares that can be granted to any particular employee within a specified period and if the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

Nonqualified Stock Options ("NQSOs"). For federal income tax purposes, the recipient of NQSOs granted under the Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. Subject to the deductibility limits of Section 162(m), upon exercise of a NQSO by an employee of the Company or any of its subsidiaries, the Company will be entitled to a deduction in an amount equal to such difference. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

      The tax consequence resulting from the exercise of a NQSO through delivery of already-owned Company shares are not completely certain. In published rulings, the IRS has taken the position that, (i) to the extent an equivalent value of shares is acquired, the optionee will recognize no gain, (ii) the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares, (iii) any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and (iv) the employee's basis in any such additional shares is their then-fair market value.

Incentive Stock Options ("ISOs"). There is no taxable income to an optionee when an ISO is granted to him or when that option is exercised; provided, however, that upon exercise the optionee's alternative minimum taxable income will generally include an amount equal to the difference between the option exercise price and the fair market value at the time of exercise. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to the deductibility limits of
Section 162(m), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. Subject to the deductibility limits of Section 162(m), the Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

      The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of Common Stock are not completely certain. In published rulings and proposed regulations, the IRS has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise, that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one-or two-year period described above will be viewed first as a disposition of the shares with the lowest basis.

Accounting Treatment

      Generally, the Company's reported earnings will not be affected by the grant of Options or the exercise of Options, except in the case where Options are issued for less than fair market value at the date of grant. Such grants, however, may impact the calculation of diluted earnings per share, by virtue of being deemed to have been exercised under certain circumstances.

Approval of Amendment

      The affirmative vote of a majority of the votes cast at the meeting by the holders of Getty Common Stock and Getty Preferred Stock is required for approval of the proposed amendment of the Plan to permit the grant of stock options to former directors, officers and employees of Old Getty who presently serve as directors, officers and employees of Marketing.

      The Board of Directors recommends a vote "FOR" the proposed amendment of the Stock Option Plan.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Pursuant to the direction of the Board of Directors, on March 26, 1998 the Audit Committee appointed the firm of Coopers & Lybrand L.L.P., subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of the Company with respect to its operations for the fiscal year ending January 31, 1999 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services.

      Representatives of the firm of Coopers & Lybrand L.L.P., the Company's principal auditors for the most recently completed fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

      The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public auditors for the fiscal year ending January 31, 1999.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Pursuant to Section 16(a) of the Securities Exchange Act and the rules issued thereunder, Getty's Executive Officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to Getty. Based on its review of Forms 3 and 4 received by it during fiscal 1998 and of Form 5 received by it with respect to fiscal 1998, Getty believes that during fiscal 1998 all of its Executive Officers and directors complied with the Section 16(a) requirements.

                                  OTHER MATTERS

      Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

      The proxy may be revoked at any time prior to its exercise. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock held of record by such persons. The Company will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by the Company.

April 30, 1998                     By Order of the Board of Directors,

                                   /s/ Randi Young Filip

                                   Randi Young Filip
                                   Corporate Secretary


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

                                    EXHIBIT A
                FIRST AMENDMENT TO THE 1998 STOCK OPTION PLAN OF
                               GETTY REALTY CORP.

      Getty Realty Corp. (prior to January 30, 1998 known as Getty Realty Holding Corp., the "Company"), a corporation organized under the laws of the State of Maryland, by resolution of its Board of Directors (the "Board") adopted the 1998 Stock Option Plan of Getty Realty Corp. (the "Plan") on January 12, 1998, effective as of January 30, 1998. The Plan provides, in part, for the assumption and incorporation of the 1991, 1988 and 1985 Stock Option Plans (collectively, the "Old Getty Option Plans") of Getty Realty Corp., a Delaware corporation (prior to March 31, 1997 known as Getty Petroleum Corp., "Old Getty"), and as of January 30, 1998, each then outstanding option granted under the Old Getty Option Plans became, in accordance with its terms, exercisable with respect to shares of the Company's common stock.

      Getty Petroleum Corp. entered into that certain Stock Option Reformation Agreement by and between Getty Petroleum Corp. and Getty Petroleum Marketing Inc., a Maryland corporation ("Getty Marketing"), effective as of March 21, 1997 which provided, in part, that in connection with the spin-off of the Getty Marketing from Getty Petroleum Corp. each then outstanding option to purchase Getty Petroleum Corp. common stock would be reformed as one option exercisable with respect to Getty Marketing common stock and one option exercisable with respect to Old Getty common stock.

      On January 28, 1998, the Board approved a stock option replacement program (the "Option Replacement Program"), whereby individuals who held certain options exercisable with respect to shares of the Company's common stock under the Plan that contained a tax gross-up feature were permitted to exercise such options in exchange for the grant of replacement options exercisable with respect to shares of the Company's common stock under the Plan that do not contain such a tax gross-up feature.

      In order to effectuate the Option Replacement Program and to amend the Plan in certain other respects, this Amendment to the Plan has been adopted by a resolution of the Board of Directors of the Company on January 28, 1998, effective as of such date. This Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1. The name of the Plan shall be changed to the "1998 Stock Option Plan of Getty Realty Corp."

2. The recitals are amended by adding a new paragraph (4) to the end thereof to read in its entirety as follows:

            "(4) To permit certain grants of Options to officers, directors and employees of Getty Petroleum Marketing Inc., a Maryland corporation ("Getty Marketing"), who, prior to the spin-off of Getty Marketing from Getty Petroleum Corp., a Delaware corporation ("Getty Petroleum") effective March 21, 1997 (the "Spin-off"), served in the same capacity as officers, directors and employees of Getty Petroleum."

3. The following new Sections 1.12 and 1.13 are added to the Plan and current Sections 1.12 through 1.22 are redesignated as Sections 1.14 through 1.24, respectively:

            "Section 1.12--Marketing Individual

            "Marketing Individual" shall mean any officer, director or employee of Getty Marketing, who, prior to the Spin-off, served in the same capacity as an officer, director or employee of Getty Petroleum."

            "Section 1.13--Marketing Optionee

            "Marketing Optionee" shall mean any Marketing Individual who is granted an Option under the Plan."

4. Section 1.17 of the Plan (after giving effect to the renumbering of the Sections in Article I, described in paragraph 3 above) is amended by adding the following new sentence to the end thereof:

            "Unless otherwise specifically stated, the term "Optionee" shall also include any Marketing Optionee."

5. Section 1.24 (after giving effect to the renumbering of the Sections described in paragraph 3 above) is amended by adding the following parenthetical after the word "Optionee" in the first sentence thereof "(other than a Marketing Optionee)" and by deleting the period at the end of the first sentence therein and replacing it with the following proviso:

            "; provided, however, that with respect to any Marketing Optionee, `Termination of Employment' shall mean the time when service by any such Marketing Optionee as an employee of (or as a director of) Getty Marketing (or any parent corporation or subsidiary corporation of Getty Marketing as defined in Code Sections 424(e) and 424(f), respectively) is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by (or commencement of services as director of) Getty Marketing (or any parent corporation or subsidiary corporation of Getty Marketing as defined in Code Sections 424(e) and 424(f), respectively."

6. Section 3.1 is amended by adding the following sentence to the end thereof:

            "In addition, any Marketing Individual shall be eligible to be granted Options, except as provided in Section 3.2."

7. Section 3.3(a)(i) is amended to read in its entirety as follows:

            "(i) Determine which Directors, Officers, key Employees or Marketing Individuals should be granted Options; and"

8. Section 4.5 is amended by adding the following parenthetical after the word "Optionee" in the first sentence thereof "(other than a Marketing Optionee)" and by adding the following sentence to the end thereof:

            "In consideration of the granting of an Option to a Marketing Optionee, the Marketing Optionee shall agree, in the written Stock Option Agreement, that prior to such grant the Marketing Optionee shall have exercised some or all Options previously granted to such Marketing Optionee, or to provide such other consideration determined by the Committee to be sufficient and appropriate and which is set forth in the written Stock Option Agreement."

9. Section 4.6(b)(ii) is amended by replacing the word "Employee" with the word "Optionee."

                                      *****

      Executed at Jericho, New York, this ______ day of ________________, 1998.


                                          GETTY REALTY CORP.

                                          By:
                                             -----------------------------------
                                                         Officer

                                      *****

      I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Getty Realty Corp. on January 28, 1998.

      Executed on this ______ day of _________________ , 199__.


                                          By:
                                             -----------------------------------
                                                        Secretary

                                      *****

      I hereby certify that the foregoing Amendment was duly approved by the Stockholders of Getty Realty Corp. on _________________ , 199__.

      Executed on this ______ day of _________________ , 199__.


                                          By:
                                             -----------------------------------
                                                       Secretary


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